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Exhibit 21
List of Subsidiaries

Nextel Partners Operating Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners, Inc.)
Nextel WIP Lease Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
Nextel Partners of Upstate New York, Inc., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
NPCR, Inc., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
NPFC, Inc., a Nevada corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
Nextel WIP License Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
Nextel Partners Equipment Corp., a Nevada corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
Nextel WIP Expansion Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)
Nextel WIP Expansion Two Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

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Exhibit 21 List of Subsidiaries